                                                                 Exhibit (d)(35)



                                  [Translation]




                               TENDER OFFER REPORT

                         AS AMENDED ON DECEMBER 22, 1999












                                N.A.J. CO., LTD.

                               TENDER OFFER REPORT
                               -------------------

To:  The Director of the Kanto Local Finance Bureau
---------------------------------------------------


            Date of Submission:        December 20, 1999
            Date of Amendment:         December 22, 1999

            Reporter:
            Name                       :     N.A.J. Co., Ltd.
        Gary K. Sumihiro
        Representative Director

            Address                    :     7-1, Udagawacho, Shibuya-ku, Tokyo

            Nearby Place of Contact    :     Same as above

            Telephone                  :     03-5428-7000 (main number)

            Contact Person             :     Yoshizo Matsushita
                                             Director


            Attorney-in-Fact:
            Name                       :     None

            Address                    :     None


            Nearby Place of Contact    :     None

            Telephone                  :     None

            Contact Person             :     None


                    Place Where Copies of Tender Offer Report
                    Are made Available for Public Inspection
              -----------------------------------------------------

                     N.A.J. Co., Ltd.
                     7-1, Udagawacho, Shibuya-ku, Tokyo

                     Japan Securities Dealers Association
                     Nihonbashi Kabutocho 7-2, Chuo-ku, Tokyo

                    (Number of pages including cover page _____)


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                                      -4-


                                TABLE OF CONTENTS
                                -----------------

1.    Contents of Tender Offer                                         1

2.    Results of Tender Offer                                          1


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1.       Contents of Tender Offer
--       ------------------------

(1)      Name of Target Company:
         Amway Japan Limited

(2)      Type of Shares and Other Securities Subject to Tender Offer:
         Shares of  common stock with no par value

(3)      Tender Offer Period:
         From November 18, 1999 to December 17, 1999 (30 days)

2.       Results of Tender Offer
--       -----------------------

(1)      Success or Failure of Tender Offer:
         This tender offer was not subject to the condition set forth in Article 27-13, paragraph 4, item 1 of the Securities and Exchange Law of Japan, and accordingly, all the tendered shares will be purchased.

(2) Date of Public Notice and Name of Newspapers Carrying Public Notice of Results of Tender Offer: The results of this tender offer were publicly announced on December 18, 20, 21 and 22, 1999 in the manner prescribed by Article 20 of the Ministerial Ordinance Concerning Disclosure Relating to Tender Offer of Shares or Other Securities by Any Person Other Than the Issuing Company.

(3)      Number of Shares and Other Securities Purchased:

--------------------------------------------------------- ------------------------------------------------------------
Type of Securities
                                                                 Number as Expressed with Reference to Shares
--------------------------------------------------------- ------------------------------------------------------------

                                                               Number Proposed to              Number Purchased
                                                                  Be Purchased
--------------------------------------------------------- ------------------------------ -----------------------------
Shares                                                                                          26,316,100 shares
                                                                 26,316,100 shares
--------------------------------------------------------- ------------------------------ -----------------------------
                                                                        -                             -
Instruments Evidencing Stock Subscription Rights
--------------------------------------------------------- ------------------------------ -----------------------------
                                                                        -                             -
Securities Representing Stock Subscription Rights
--------------------------------------------------------- ------------------------------ -----------------------------
                                                                        -                             -
Convertible Bonds
--------------------------------------------------------- ------------------------------ -----------------------------
                                                                        -                             -
Bonds with Warrants
--------------------------------------------------------- ------------------------------ -----------------------------
                                                                        -                             -
Depositary Receipts
--------------------------------------------------------- ------------------------------ -----------------------------
Total                                                            26,316,100 shares             26,316,100 shares
--------------------------------------------------------- ------------------------------ -----------------------------
Total of Securities Other Than Shares                                                                 -
--------------------------------------------------------- ------------------------------ -----------------------------

         In addition to the above shares, 12,318,249 American Depositary Shares ("ADSs") (one ADS represents one-half share of the non-par value common stock of the Target Company) were tendered in response to the tender offer in the United States conducted simultaneously with this tender offer. All of such tendered ADSs will be purchased. As a result, an aggregate of 32,475,224 shares of the Target Company will be acquired by our company through this tender offer and the tender offer in the United States.

(4)      Shareholding Ratio After Purchase:

Number of Shares Owned as of Date of Filing of this Report:

---------------------------------------- ----------------------------- -----------------------------------------
Number Owned by Bidder (of Which
Number of Securities Other Than                 26,316,100 shares (a)                   (- shares (b))
Shares)
---------------------------------------- ----------------------------- -----------------------------------------

Number Owned by Special Related
Parties (of Which Number of Securities          109,620,189shares (c)                (7,167shares (d))
Other Than Shares)
---------------------------------------- ----------------------------- -----------------------------------------

Total Number of Outstanding Shares of Target Company (as of December 20, 1999)

------------------------------------------------------------ -------------------------------------------------
Total Number of Outstanding Shares                                            144,025,800 shares (e)
------------------------------------------------------------ -------------------------------------------------
                                                                                        - shares (f)
Number of Non-Voting Shares
------------------------------------------------------------ -------------------------------------------------

Number of Treasury Shares and Shares Subject to Certain
Reciprocal Holding, as to Which Voting Power May Not Be                               249 shares (g)
Exercised
------------------------------------------------------------ -------------------------------------------------

Total Number of Outstanding Shares Based on which                             144,025,551 shares (h)
Calculation shall Be Made:  (e) - (f) - (g)
------------------------------------------------------------ -------------------------------------------------

Shareholding Ratio After Tender Offer:

------------------------------------------------------------ -------------------------------------------------
Numerator:  (a) + (c)                                                         135,936,289 shares (i)
------------------------------------------------------------ -------------------------------------------------

Denominator:  (b) + (d) + (h)                                                 144,032,718 shares (j)
------------------------------------------------------------ -------------------------------------------------

Shareholding Ratio:  (i) / (j) x 100                                                          94.38%
------------------------------------------------------------ -------------------------------------------------

(Note 1) Shareholding ratio after this tender offer and the tender offer in the United States referred to in (3) above represents 98.66%.

(Note 2)          Fractions of the third decimal place are rounded.

(5)      Calculation in Case of Purchase by Proportional Distribution Method:

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                                     -7-

         Not applicable.